UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 28, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 8.01 Other Events

On July 25, 2006 the Company’s edgarizing company was given an S-8 Registration Statement with Exhibits thereto as can be seen from Exhibit 10.1 hereto entitled “SEC EDGAR Filing Information”

It has been brought to the Company’s attention that while each of the exhibits enumerated on Exhibit A were filed, the S-8 Registration was not filed, but rather replaced with a draft Form 8-K which never should have been filed (either as part of the S-8 or separately) since it is simply a draft document subject to review by Company management and various counsel.

Accordingly, anyone seeing this draft 8-K should ignore same and treat it as wholly null and void.

EXHIBITS

Exhibits
10.1	SEC EDGAR Filing Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2006

Greens Worldwide Incorporated

By:           s/ R. Thomas Kidd

R. Thomas Kidd, President & CEO

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